UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2004

Commission File Number:  0-15360

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 470-2800

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements and Exhibits

Item 12.	Results of Operations and Financial Condition

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1               Press release dated July 28, 2004 regarding Bioject’s second quarter ended June 30, 2004 revenue and earnings.

Item 12.  Results of Operations and Financial Condition

On June 28, 2004, Bioject announced a net loss of $3.3 million, or $0.24 per share, on revenue of $2.0 million for its second quarter of 2004 ended June 30, 2004.

A copy of the July 28, 2004 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Item

12. (a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2004	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JAMES O’SHEA
James O’Shea
Chairman of the Board, Chief Executive Officer
and President (Principal Executive Officer)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance
(Principal Financial and Accounting Officer)